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                                                                    EXHIBIT 4(E)


                    AMENDMENT TO REVOLVING CREDIT AGREEMENT

                 Amendment, dated as of May 23, 1995, among ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), the Banks named on the signature pages hereof (individually a "Bank" and collectively the "Banks") and CHEMICAL BANK, as Agent for the Banks (the "Agent").

                 WHEREAS, the Company, the Banks and the Agent have entered into a Revolving Credit Agreement, dated as of May 24, 1994 (the "Agreement"), and desire to amend the Agreement in the manner and to the extent herein provided.

                 NOW THEREFORE, the Company, each Bank and the Agent agree as follows:

                 1. As used herein, the term "Amendment Date" shall mean May 23, 1995 or such other date as the parties hereafter shall agree upon. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned such term in the Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

                 2. The Company, the Banks and the Agent agree that, subject to the conditions set forth in Section 3 hereof, as of the date hereof the definition of "Termination Date" in Section 1.01 of the Agreement shall be amended by replacing the date "June 30, 1999" with the date "June 30, 2000".

                 3.       The effectiveness of the amendment specified in
Section 2 hereof shall be subject to the conditions that, on or prior to the Amendment Date, each Bank and the Agent shall have (i) duly executed and delivered this Amendment and (ii) received the following:

                          (a) A certificate signed by a responsible officer of the Company, dated the Amendment Date, to the effect that:

                                  (i)      the representations and warranties
                          contained in 3.01 of the Agreement are true and accurate on and as of the Amendment Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                                  (ii)     no event has occurred and is
                          continuing, or would result from the execution, delivery and performance of this Amendment, which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both; and

                                  (iii)    the Company is in compliance with
                          all the terms, covenants and conditions of the Agreement which are binding upon it.

                          (b) A favorable opinion of the General Counsel of the Company, dated the
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                 Amendment Date, to the effect that:

                                  (i)      the Company is duly incorporated,
                          validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in the States of Colorado, Kansas, Louisiana, Montana, Nevada, New Mexico, Oklahoma, Texas and Wyoming;

                                  (ii)     this Amendment has been duly
                          authorized, executed and delivered by the Company;

                                  (iii)    this Amendment, assuming due
                          authorization, execution and delivery hereof by the Banks and the Agent, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                                  (iv)     the execution, delivery and
                          performance by the Company of this Amendment will not
                          (x) conflict with the restated certificate of incorporation or by- laws of the Company, each as in effect on the date of such opinion, (y) contravene any applicable provision of any applicable law or applicable order or (z) conflict with any provision of any indenture, loan agreement or other similar agreement or instrument known to such counsel (having made due inquiry with respect thereto) binding on the Company or affecting its property;

                                  (v)      no authorization, consent or
                          approval of any governmental body or agency of the State of Texas or the United States of America which has not been obtained is required in connection with the execution, delivery and performance by the Company of this Amendment; and

                                  (vi)     to the knowledge of such counsel
                          (having made due inquiry with respect thereto), there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of such counsel, will result in a final determination which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

In rendering such opinion, the General Counsel of the Company shall opine only as to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware, such counsel may also state that he has relied on certificates of state officials as to qualification to do business and good standing certificates of officers of the Company and other sources believed by him to be responsible.

                 4. Except as amended hereby, the Agreement shall continue in full force and effect.





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                 5.       This Amendment shall be governed by, and construed in
accordance with, the laws of the State of New York.

                 6. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Company, the Agent and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        ANADARKO PETROLEUM CORPORATION


                                        By
                                          ---------------------------
                                        Title:     Treasurer


                                        CHEMICAL BANK


                                        By
                                          ---------------------------

                                        Title
                                             ------------------------

                                        THE CHASE MANHATTAN BANK, N.A.

                                        By
                                          ---------------------------

                                        Title
                                             ------------------------




                                        THE BANK OF AMERICA, NT & SA

                                        By
                                          --------------------------

                                        Title
                                             -----------------------




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                                        MELLON BANK, N.A.

                                        By
                                          ---------------------------

                                        Title
                                             ------------------------

                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK

                                        By
                                          ---------------------------

                                        Title
                                             ------------------------


                                        THE BANK OF NEW YORK

                                        By
                                          ---------------------------

                                        Title
                                             ------------------------


                                        CREDIT SUISSE

                                        By
                                          ---------------------------

                                        Title
                                             ------------------------

                                        NATIONSBANK OF TEXAS, N.A.

                                        By
                                          ---------------------------

                                        Title
                                             ------------------------

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By
                                          ---------------------------

                                        Title
                                             ------------------------

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                                        CREDIT LYONNAIS CAYMAN ISLAND
                                        BRANCH

                                        By
                                          ---------------------------

                                        Title
                                             ------------------------


                                        BANK OF MONTREAL

                                        By
                                          ---------------------------

                                        Title
                                             ------------------------


                                        ABN AMRO BANK N.V.

                                        By
                                          ---------------------------

                                        Title
                                             ------------------------



                                        CHEMICAL BANK, as Agent


                                        By
                                          ---------------------------

                                        Title
                                             ------------------------